Exhibit 99.1

September 19, 2012

FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt
   (212) 460-1900

LEUCADIA NATIONAL CORPORATION ANNOUNCES ENTRY INTO AGREEMENT TO REDEEM FORTESCUE NOTE AND SETTLE RELATED LITIGATION

New York, New York, September 19, 2012 -- Leucadia National Corporation (NYSE: LUK) announced today that it has entered into an agreement with Fortescue Metals Group Ltd (“Fortescue”), its subsidiary, Chichester Metals Pty Ltd (“Chichester”), and Andrew Forrest pursuant to which Chichester will redeem its 2006 royalty note held by a subsidiary of Leucadia for aggregate cash consideration of $715,000,000, and the parties will settle all pending litigation and disputes without any additional payment.  Closing of the redemption and settlement is subject to certain conditions, including the closing of Fortescue’s new credit facility commitment announced on September 18, 2012 by Fortescue, which Fortescue expects to occur during the fourth quarter of 2012.  Should the closing occur, Leucadia expects to record a pre-tax gain of approximately $526,000,000.

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 This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although Leucadia believes any such statement is based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Leucadia’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and its Annual Report on Form 10-K, as amended, for the year ended December 31, 2011. These forward-looking statements speak only as of the date hereof. Leucadia disclaims any intent or obligation to update these forward-looking statements.

Leucadia National Corporation, with its principal business address at 315 Park Avenue South, New York, New York 10010, is a holding company engaged in a variety of businesses.